UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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ZIOPHARM ONCOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On November 20, 2020, Ziopharm Oncology, Inc. (the “Company”) issued a press release announcing that it filed an investor presentation with the Securities and Exchange Commission. A copy of the press release is set forth below, and the presentation is available on the Company's website at https://www.ziopharmforward.com.

ZIOPHARM RELEASES INVESTOR PRESENTATION HIGHLIGHTING EXECUTION OF STRATEGY AND SUBSTANTIAL BOARD REFRESHMENT TO ENHANCE SHAREHOLDER VALUE

Continues to Execute on Strategy to Ensure Strong Long-Term Outlook

Outlines Additions of Five Highly Qualified Industry Veterans to Board Over the Last 18 Months

BOSTON, November 20, 2020 – Ziopharm Oncology, Inc. (Nasdaq: ZIOP) (“Ziopharm” or the “Company”), today announced that it has filed an investor presentation with the U.S. Securities and Exchange Commission detailing the Company’s track record of successful developments and accomplishments within the oncology space as well as its commitment to evolving its Board of Directors (the “Board”) to drive shareholder value.

Highlights from the Ziopharm investor presentation include:

•	Ziopharm’s significant progress on its strategy to develop and commercialize non-viral and cytokine-driven cell and gene therapies to treat the millions of people globally diagnosed with a solid tumor each year since its separation from Precigen in 2018;
•	Significant anticipated pipeline development milestones expected to enhance shareholder value; and
•	The Board’s governance changes and continued commitment to refreshing and enhancing its membership, with more than half of the current directors being appointed to the Board since June 2019, a process undertaken following shareholder feedback.

Commenting on the investor presentation, Laurence Cooper, M.D., Ph.D., Chief Executive Officer of Ziopharm, stated, “Over the course of the past several weeks, we have continued to address shareholder feedback with additional Board changes in the appointment of Mary Thistle and resignation of Dr. Scott Braunstein. We also reported key new executive hires and strong third quarter results that demonstrate our continued execution and clinical progress to advance our mission to treat cancer patients with potentially transformational therapies. Our recent investor presentation outlines these positive changes and strategic initiatives as well as an array of other facts and upcoming catalysts that we believe help advance our goal of delivering long-term shareholder value.”

Industry analysts who closely follow Ziopharm have noted this progress and outlook, illustrated by the below selected commentary:

•	“By unlocking the potential of its Sleeping Beauty technology, the Company is poised to deliver a leap forward in the personalization of cancer therapy.”[1]

•	“ZIOP is a refreshed, and unencumbered oncology story, with two exciting technology platforms.”[2]

•	“We believe ZIOP is doing everything it proactively can, to hit the ground running with the TCR T trials, with two INDs …this opportunistic move will likely yield long term benefits for the program.”[3]

Ziopharm recommends shareholders sign and return the Company’s GREEN Consent Revocation Card. The investor presentation and other important materials related to the WaterMill consent solicitation can be found at www.ZiopharmForward.com.

[1]	Lake Street Capital, “Wait Continues for Patient Enrollments In T-Cell Programs,” (November 6, 2020) Permission to quote third parties neither requested nor granted.

[2]	Jefferies Group, “3Q20: Library TCRT IND on Track in 1Q21; IL12 Updates at SNO,” (November 6, 2020) Permission to quote third parties neither requested nor granted.
[3]	Cantor Fitzgerald, “2Q Update: Solid clinical execution on pipeline, in light of pandemic headwinds,” (August 12, 2020) Permission to quote third parties neither requested nor granted.

About Ziopharm Oncology, Inc.

Ziopharm is developing non-viral and cytokine-driven cell and gene therapies that weaponize the body’s immune system to treat the millions of people globally diagnosed with a solid tumor each year. With its multiplatform approach, Ziopharm is at the forefront of immuno-oncology with a goal to treat any type of solid tumor. Ziopharm’s pipeline is built for commercially scalable, cost effective T-cell receptor T-cell therapies based on its non-viral Sleeping Beauty gene transfer platform, a precisely controlled IL-12 gene therapy, and rapidly manufactured Sleeping Beauty-enabled CD19-specific CAR-T program. The Company has clinical and strategic partnerships with the National Cancer Institute, The University of Texas MD Anderson Cancer Center and others. For more information, please visit www.ziopharm.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, and in some cases can be identified by terms such as "may," "will," "could," "expects," "plans," "anticipates," and "believes." These statements include, but are not limited to, statements regarding the growth of Ziopharm from a development-stage entity to a commercial-stage company, development of its clinical portfolio and research and development programs. Although Ziopharm’s management team believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Ziopharm, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, changes in our operating plans that may impact our cash expenditures, the uncertainties inherent in research and development, future clinical data and analysis, including whether any of Ziopharm’s product candidates will advance further in the preclinical research or clinical trial process, including receiving clearance from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies to conduct clinical trials and whether and when, if at all, they will receive final approval from the U.S. FDA or equivalent foreign regulatory agencies and for which indication; the strength and enforceability of Ziopharm’s intellectual property rights; competition from other pharmaceutical and biotechnology companies as well as risk factors discussed or identified in the public filings with the Securities and Exchange Commission made by Ziopharm, including those risks and uncertainties listed in Ziopharm’s Quarterly Report on Form 10-Q filed by Ziopharm with the Securities and Exchange Commission. We are providing this information as of the date of this press release, and Ziopharm does not undertake any obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason.

Important Additional Information and Where to Find It

Ziopharm has filed a definitive consent revocation statement (the “Consent Revocation Statement”) together with a GREEN consent revocation card with the SEC in connection with the Consent Solicitation. SHAREHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ZIOPHARM FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Consent Revocation Statement (including the GREEN consent revocation card), any amendments or supplements thereto and any other documents that Ziopharm files with the SEC from the SEC’s website (http://www.sec.gov) or from Ziopharm’s website (www.ziopharm.com) by clicking on “Investors” and then “SEC Filings.”

Investor Relations Contacts:

Adam D. Levy, PhD, MBA
EVP, Investor Relations and Corporate Communications
(508) 552-9255
alevy@ziopharm.com

Chris Taylor

VP, Investor Relations and Corporate Communications

(617) 502-1881

ctaylor@ziopharm.com

Michael Verrechia

Morrow Sodali

(212) 300-2476

m.verrechia@morrowsodali.com

Media Relations Contacts:

Chris Kittredge, Andrew Cole and Zachary Tramonti

Sard Verbinnen & Co.

Ziopharm-SVC@sardverb.com